Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Open Plan Systems, Inc. 1996 Stock Incentive Plan of our report dated March 27, 1995, with respect to the financial statements of Open Plan Systems, Inc. included in the Registration Statement (Form SB-2 No. 333-3188) and Prospectus filed with the Securities and Exchange Commission.




                                                      /s/ Martin, Dolan & Horton
                                                      --------------------------
                                                      MARTIN, DOLAN & HOLTON



Richmond, Virginia
October 28, 1996